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                                                                 Exhibit 10.5

                          COMMERCIAL REAL ESTATE LEASE

                   734 Lighthouse Av., Pacific Grove, CA 93950

         This Lease Agreement (this "Lease") is dated effective August 1, 1999, by and between NewCon Software Inc., a California corporation, ("Landlord"), and Embarcadero Technology Inc., a California corporation ("Tenant").

THE PARTIES AGREE AS FOLLOWS:

1. PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant a Victorian house used as a commercial office building (the "Premises"), except for the North East Office on the third floor and the detached storage area, located at 734 Lighthouse Ave., Pacific Grove, CA 93950.

2. TERM. The lease term shall be for a term of three (3) years and will begin on August 1, 1999 and shall terminate on July 31, 2002. Thereafter, Tenant shall have two (2) consecutive, one year options to renew and extend the Lease on all of the same terms and conditions including rent, provided Tenant shall give Landlord written notice of exercise of such option not less than ninety (90) days prior to the end of the preceding term, and provided further, there shall be no further right to renew or extend the Lease.

3. LEASE PAYMENTS. Tenant shall pay to Landlord monthly installments of rent in the amount of $10,000.00, payable in advance on the first day of each month, commencing on August 1, 1999, for a total lease payment of $360,000 during the original term. Lease payments not made by the tenth of the month shall be deemed late and subject to a late charge of ten percent (10%) of the amount then due. Rental payments shall be made to the Landlord at 734 Lighthouse Ave., Pacific Grove, CA 93950, which address may be changed from time to time by the Landlord.

4. POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing. At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good a condition as when delivered to Tenant, ordinary wear and tear excepted. Tenant has no option or other right to renew or further extend this Lease beyond the termination date.

5. USE OF PREMISES. Tenant may use the Premises only for development of software. The Premises may be used for any other purpose only with the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall notify Landlord of any anticipated extended absence from the Premises not later than the first day of the extended absence.

6. PARKING. Tenant may use the public on-street parking in front of the premises on a non-exclusive basis with other members of the public or to such greater degree as may be allowed by the City of Pacific Grove ("City") or to which Landlord may be entitled.

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7.  PROPERTY INSURANCE. Landlord and Tenant shall each maintain appropriate insurance for their respective interests in the Premises and property located on the Premises. Landlord shall be named as an additional insured in such policies. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force issued by companies reasonably satisfactory to Landlord. Landlord shall receive advance written notice from the insurer prior to any termination of such insurance policies. Tenant shall also maintain any other insurance which Landlord may reasonably require for the protection of Landlord's interest in the Premises. Tenant is responsible for maintaining casualty insurance on its own property.

8. LIABILITY INSURANCE. Tenant shall maintain liability insurance on the Premises with personal injury limits of at least $1,000,000.00 for injury to one person, and $3,000,000.00 for any one accident, and a limit of at least $450,000.00 for damage to property. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force issued by companies reasonably satisfactory to Landlord. Landlord shall receive advance written notice from the insurer prior to any termination of such insurance policies.

9. MAINTENANCE. Landlord shall have the responsibility to maintain the roof, bearing walls and foundation of the Premises in good repair at all times. Tenant shall be responsibile for all interior maintenance of the Premises including but not limited to plumbing, heating, and electrical systems.

10. UTILITIES AND SERVICES.

    10.1 Landlord shall be responsible for payment of the following utilities and services in connection with the Premises:

          10.1.1 water and sewer
          10.1.2 garbage and trash disposal
          10.1.3 janitorial services
          10.1.4 pest control, water purification

    10.2 Tenant shall be responsible for payment of the following utilities and services in connection with the Premises:

          10.2.1 electricity
          10.2.2 gas
          10.2.3 heating
          10.2.4 telephone service
          10.2.5 security and alarm system.

    10.3 Tenant shall cooperate with Landlord with regard to any future water rationing requirements that may be imposed and shall be responsible for it pro-rata share of any fines or assessments for excessive water use. Tenant acknowledges that Landlord has fully explained to Tenant the utility rates, charges and services for which Tenant will be required to pay to Landlord (if any), other than those to be paid directly to the third-party provider.

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11.  TAXES. Taxes attributable to the Premises or the use of the Premises shall be allocated as follows:

     11.1 REAL ESTATE TAXES. Landlord shall pay all real estate taxes and assessments for the Premises.

     11.2 PERSONAL TAXES. Tenant shall pay all personal taxes and any other charges which may be levied against the Premises and which are attributable to Tenant's use of the Premises, along with all sales and/or use taxes (if any) that may be due in connection with lease payments.

12. TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this Lease, Landlord may terminate this lease upon 90 days' written notice to Tenant that the Premises have been sold.

13. DESTRUCTION OR CONDEMNATION OF PREMISES. If the Premises are partially destroyed by fire or other casualty to an extent that prevents the conducting of Tenant's use of the Premises in a normal manner, and if the damage is reasonably repairable within sixty days after the occurrence of the destruction, and if the cost of repair is less than $50,000.00, Landlord shall repair the Premises and a just proportion of the lease payments shall abate during the period of the repair according to the extent to which the Premises have been rendered untenantable. However, if the damage is not repairable within sixty days, or if the cost of repair is $50,000.00 or more, or if Landlord is prevented from repairing the damage by forces beyond Landlord's control, or if the property is condemned, this Lease shall terminate upon twenty days' written notice of such event or condition by either party and any unearned rent paid in advance by Tenant shall be apportioned and refunded to it. Tenant shall give Landlord immediate notice of any damage to the Premises.

14. DEFAULTS.

    14.1 Tenant shall be in default of this Lease if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within ten (10) days (or any other obligation within thirty (30) days, provided Tenant commences such cure within 10 days) after three (3) days written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice (to the extent permitted by law), and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses (including reasonable attorney fees and expenses) suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as "additional rent". The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

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    14.2 In the event of any breach of this Lease by Tenant, beside other rights or remedies they may have, Landlord shall have the immediate right to re-entry and may remove all persons and property from the premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant. Should Landlord elect to re-enter as herein provided or should they take possession pursuant to legal proceedings or pursuant to any notice provided for by law, they may either terminate this Lease or they may from time to time without terminating this Lease, relet the premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in their sole discretion may deem reasonable and advisable with the right of making reasonable repairs of the premises. Upon each such re-letting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expenses of such re-letting and of such reasonable repairs incurred by Landlord and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the premises for such period of such re-letting; or, (b) at the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting and of such reasonable repairs; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If Tenant has been credited with any rent to be received by such re-letting under option (a), and such rent shall not be promptly paid to Landlord by the new tenant, or if such rentals received from such re-letting under option (b) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the premises by Landlord shall be construed as an election on their part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

    14.3 Landlord may terminate Tenant's right to possession of the premises at any time by giving written notice to Tenant of such termination, and no other act by Landlord relating to the premises shall terminate this Lease. On termination Landlord has the right to recover from Tenant:

         a. The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

         b. The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

         c. The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

         d. Any other amount necessary to compensate Landlord for all detriment caused by Tenant's default.


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The term "the worth, at the time of the award", as used in SUBPARAGRAPHS A AND B of this Paragraph is to be computed by allowing interest at the rate of ten percent (10%) per annum, and the term, as referred to in SUBPARAGRAPH C of this Paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

    14.4 Landlord and Tenant, at any time after the other party commits a default, may cure the default at the defaulting party's cost, except as otherwise limited by this Lease. If Landlord or Tenant at any time pays any sum or incurs any cost or expense in curing the default, the sums paid or cost or expense incurred by the non-defaulting party shall be due immediately from the defaulting party at the time the sum is paid or the costs or expenses incurred, and shall bear interest at the rate of ten percent (10%) per annum from the date the sum is paid by the non-defaulting party until the non-defaulting party is reimbursed.

    14.5 Rent not paid when due shall bear interest from the date due until paid at ten percent (10%) per annum. Payments received from Tenant shall be used applied as follows: first to any non-rent obligations including late charges, second to any costs of curing any default including attorney fees and interest accrued, then to any additional rent obligation, and finally to the base rent.

15. HOLDOVER. If Tenant maintains possession of the Premises for any period after the termination of this Lease ("Holdover Period"), Tenant shall pay to Landlord lease payment(s) during the Holdover Period at a rate equal to 125% of the normal payment rate set forth in PARAGRAPH 3 above titled "Lease Payments."

16. CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

17. REMODELING OR STRUCTURAL IMPROVEMENTS; SIGNS.

    17.1 Tenant shall have the obligation to conduct any construction or remodeling, at Tenant's sole expense, including but not limited to any required compliance with the American's With Disabilities Act ("ADA") that may be required to use the Premises as specified above. Tenant may also construct such fixtures on the Premises, at Tenant's sole expense, that appropriately facilitate its use for such purposes. Such construction shall be undertaken and such fixtures may be erected only (i) in compliance with all local, state, and federal governmental laws, regulations, and building permits, (ii) shall be non-structural in nature, (iii) shall not exceed the cumulative, aggregate amount of $10,000, and (iv) shall only be undertaken with the prior written consent of the Landlord.. At the end of the lease term, Tenant shall be entitled to remove, or at the request of Landlord shall remove at Tenant's expense, such fixtures, and shall restore the Premises to substantially the same condition of the Premises at the commencement of this Lease.

    17.2 Tenant shall not install signs, awnings or advertisements on any part of the Premises without (i) compliance with any local ordinances of the City of Pacific Grove, and (ii) Landlord's prior written consent.

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18. ACCESS BY LANDLORD TO PREMISES. Subject to Tenant's consent, which shall not be unreasonably withheld, Landlord, and its agents, shall have the right to enter the Premises to make inspections and repairs, perform maintenance, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. However, Landlord does not assume any liability for the care or supervision of the Premises. As provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent. During the last three months of this Lease, or any extension of this Lease, Landlord shall be allowed to display the usual "To Let" signs and show the Premises to prospective tenants.

19. INDEMNITY REGARDING USE OF PREMISES. Tenant hereby agrees to and shall protect, indemnify, defend, and hold Landlord harmless from and against any and all losses, claims, liabilities, and expenses, including actual attorney fees and costs, if any, which Landlord may suffer or incur in connection with Tenant's possession, use or misuse of the Premises, except for Landlord's intentional acts or gross negligence.

20. MECHANICS LIENS. Neither the Tenant nor anyone claiming through the Tenant shall have the right to file mechanics liens or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to (1) give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid, and (2) take whatever additional steps that are necessary in order to keep the premises free of all liens resulting from construction done by or for the Tenant. Tenant shall notify Landlord at least twenty (20) days prior to the start of any construction so that Landlord may post and record appropriate "Notices of Non-responsibility."

21. NOTICE. Any and all notices or demands by or from Landlord to Tenant, or Tenant to Landlord, shall be in writing. Notices may be served personally, or by certified mail, by Express Mail, by overnight delivery or by facsimile as permitted by Code of Civil Procedure Section 1013. If served personally, service shall be conclusively deemed made at the time of service. If served by certified mail, service shall be conclusively deemed made upon the deposit thereto in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given, as hereinafter provided, and the issuance of the receipt for certified mail therefor. Any notice or demand to Landlord or Tenant shall be given at the address set forth below or at such other addresses as may be designated by written notice by the party desiring such change.

                  TO LANDLORD:      NewCon Software Inc.
                                    734 Lighthouse Ave.
                                    Pacific Grove, CA 93950

                  TO TENANT:         Embarcadero Technology Inc.
                                     425 Market St. Suite 425
                                     San Francisco, CA  94105

22. GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of California with venue at Pacific Grove, California.

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23. ENTIRE AGREEMENT/AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

24. SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

25. WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

26. BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

27. TIME.   Time is of the essence of this Lease.

28. SECURITY DEPOSIT.  None.

29. HAZARDOUS MATERIALS.

    29.1 Tenant shall not at any time during the term of this Lease use, generate, store, release or dispose of, on, under or about the premises any hazardous substance, hazardous material, hazardous waste, toxic substance, pollutant, contaminant, or related materials ("Hazardous Materials") except in compliance with applicable laws. For the purposes of this covenant, Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substance" or "pollutant or contaminant" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., those substances defined as "hazardous waste" by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., and by Section 25117 of the California Health and Safety Code, and those substances defined as "hazardous substance" in
Section 25316 of the California Health and Safety Code, and the regulations adopted and publications promulgated pursuant to the laws. Tenant shall protect, indemnify, defend, and hold Landlord harmless from and against all liability, including all foreseeable consequential damages, directly arising out of the use, generation, storage, release or disposal of Hazardous Material by Tenant, including, without limitation, the cost of any required or necessary remediation, repair, clean-up or detoxification and the preparation of any closure or other required plans, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, release or disposal of Hazardous Materials on the premises at any time by Tenant in violation of applicable laws. Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease.

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    29.2 Landlord represents and warrants that, to the best of their knowledge and belief, no Hazardous Materials are located in the premises. Landlord shall not at any time during the term of the Lease use, generate, store, release or dispose of, on, under or about the premises any Hazardous Materials except in compliance with applicable laws. Landlord shall protect, indemnify, defend and hold Tenant harmless from and against all liability, directly or indirectly, arising out of the use, generation, storage, release or disposal of Hazardous Materials on, under or about the Building at any time by Landlord in violation of applicable laws.

    29.3 No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant or Landlord from its respective obligations under this Lease with respect to Hazardous Materials unless specifically so agreed by the other party in writing at the time of such agreement.

    29.4 If Tenant knows, or has reasonable cause to believe, that a Hazardous Material, or a condition involving or resulting from same, has come to be located in, on, under or about the premises either before or after the commencement date of this Lease, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Material or contamination in, on, or about the premises.

30. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; ESTOPPEL.

    30.1 SUBORDINATION. This Lease shall be subject and subordinate to any mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Landlord upon the real property of which the premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow such Lender thirty (30) days following receipt of such notice for the cure of the default before invoking any remedies Tenant may have by reason thereof. If any Lender shall elect to have this Lease superior to the lien of its Security Device and shall given written notice thereof to Tenant, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

    30.2 ATTORNMENT. Subject to the non-disturbance provisions of PARAGRAPH
30.3 below, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:
(i) be liable for any act or omission of any prior landlord with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord except to the extent resulting from a default of which Landlord has been put on notice by Tenant prior to attornment and that remains uncured at the time of acquisition of ownership, or (iii) be bound by prepayment of more than one month's rent.

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    30.3 NON-DISTURBANCE. With respect to Security Devices entered into by
Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in breach hereof and attorns to the record owner of the premises.

    30.4 ESTOPPEL. Tenant, within ten (10) days after written notice from Landlord, shall execute and deliver to Landlord, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications, and shall also state the amount of monthly rent, the dates to which the rent has been paid in advance, and the amount of any Security Deposit or prepaid rent.

    30.5 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Tenant's failure to deliver any of the foregoing documents to Landlord within ten (10) days after written notice or request therefore is a material breach and default under this Lease.

31. CONSTRUCTION OF LEASE. Landlord and Tenant have negotiated this Lease, have had an opportunity to be advised respecting the provisions contained herein and have had the right to approve each and every provisions hereof; therefore, this Lease shall not be construed against either Landlord or Tenant as a result of the preparation of this Lease by or on behalf of either party.

32. COUNTERPARTS; FAX; NON-BINDING. This Lease may be executed in counterparts which when taken together shall constitute one and the same original. This Lease may be executed and transmitted by facsimile transmission so long as Tenant's signed original of the Lease is returned to Landlord within seventy two (72) hours of the date the facsimile copy was transmitted. Tenant's signature on this Lease shall be considered an offer to lease and nothing herein shall bind Landlord until the Lease is signed by Landlord and an executed copy is delivered to Tenant.

LANDLORD:                                   TENANT:

NEWCON SOFTWARE INC.                        EMBARCADERO TECHNOLOGY INC.

By:                                         By:
     -----------------------------               ---------------------------
     Jeffrey Newman, President                   Stephen Wong, CEO